Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE SECOND QUARTER 2012

Philadelphia, PA – August 7, 2012 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the second quarter 2012.

•

Atlas Energy’s E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), recently closed two acquisitions in the Barnett Shale (TX), which added a total of approximately 527 Bcfe of net proved reserves, bringing ARP’s total pro forma net proved reserves to approximately 700 Bcfe, or an increase of almost four times the amount of ARP’s initial net proved reserves in March 2012. ARP reached record average net production of 62.5 Mmcfe/d for the second quarter 2012, a 57% increase from the sequential quarter and a 71% increase from the prior year quarter. Following the second quarter 2012, pro forma average net daily production reached a peak rate of approximately 102 Mmcfe/d, due to the closing of the Titan transaction in the Barnett Shale.

•

Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, announced record processing volumes at each of its systems of 681 Mmcf/d and natural gas liquids (NGL) production of 61,350 bpd for the second quarter 2012.

•

ATLS declared a cash distribution of $0.25 per limited partner unit for the second quarter 2012. The second quarter 2012 distribution represents a $0.03 per unit increase, or 14%, over the prior year comparable quarter.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “Both our operating subsidiaries, Atlas Resource and Atlas Pipeline, continue to execute on their substantial growth initiatives. Atlas Resource completed two accretive acquisitions to establish our new position in the Barnett Shale, and Atlas Pipeline has made significant progress on its organic growth projects to expand their systems in Oklahoma and Texas. We expect these and further positive announcements to enhance the cash flow to our subsidiaries and, ultimately, to Atlas Energy.”

*    *    *

Financial Results

•

On June 28, 2012, ARP declared a quarterly cash distribution for the second quarter 2012 of $0.40 per unit, which is payable August 14, 2012 to holders of record as of July 12, 2012. ATLS earned approximately $8.6 million of cash distributions based upon ARP’s recently announced second quarter 2012 distribution.

•

On July 17, 2012, APL declared a distribution for the second quarter of 2012 of $0.56 per common limited partner unit to holders of record on August 7, 2012, which will be paid on August 14, 2012. ATLS earned approximately $5.4 million of cash distributions based upon APL’s recently announced second quarter 2012 distribution.

•

On a GAAP basis, net loss attributable to limited partners was $7.6 million for the second quarter 2012 compared to income of $16.5 million for the prior year comparable period. The loss for the second quarter 2012 is due primarily to transaction costs related to ARP’s recent Barnett Shale acquisition. The net income in the prior year quarter was primarily attributable to ATLS’ share of Lightfoot Capital Partners, GP LLC’s recognized gain on its sale of International Resource Partners. Please see the reconciliation of GAAP net income (loss) to Adjusted EBITDA and distributable cash flow in the financial tables of this release for further information.

*    *    *

Recent Events

Atlas Resource’s Acquisition of Titan Operating, L.L.C.

On July 25, 2012, ARP acquired Titan Operating, L.L.C. (“Titan”), a privately held company based in Fort Worth, Texas. Through the Titan transaction, ARP acquired approximately 250 Bcfe of proved reserves and associated assets in the Barnett Shale in Texas. This transaction represents ARP’s second acquisition in the Barnett Shale in 2012, establishing a position of approximately 527 Bcfe of total net proved reserves in the region. ARP’s total net proved reserves pro forma for the acquisition are approximately 700 Bcfe, almost four times greater than its original net reserves upon first trading publicly in March 2012. The acquisition was funded through a private placement of approximately 3.8 million ARP common units and approximately 3.8 million newly-created Class B Convertible Preferred ARP units (or approximately $184 million in total equity consideration, based on the ARP closing price of $24.23 on the date of the transaction announcement on May 16, 2012), as well as approximately $15.4 million in cash for closing adjustments. Concurrent with the closing of the Titan transaction, ARP expanded the borrowing base on its revolving credit line from $250 million to $310 million.

Atlas Resource’s Acquisition of Barnett Shale Assets from Carrizo

On April 30, 2012, ARP closed its acquisition of approximately 277 Bcfe of proved reserves, including undeveloped drilling locations, in the Barnett Shale in Texas from Carrizo Oil & Gas (NASD: CRZO) for approximately $190 million, or $0.69 per mcfe. The transaction was funded by a private placement of equity of approximately $120 million and approximately $70 million borrowed against ARP’s revolving credit facility.

Atlas Pipeline’s Mid-Continent Expansion Projects

APL has completed the previously announced Velma (OK) expansion of an additional 60 Mmcf/d of processing capacity, which was placed in service in June 2012. The WestOK expansion of an additional 200 Mmcf/d of cryogenic processing capacity is nearing completion and is scheduled to be placed in service during the second half of 2012. APL’s WestTX Driver Plant construction is in process, which is comprised of an additional 200 Mmcf/d of processing capacity at the system. The first phase of 100 Mmcf/d in capacity is scheduled to be in service in the first half of 2013.

Atlas Resource Second Quarter 2012 Highlights

•

Average net daily production for the second quarter 2012 was 62.5 million cubic feet equivalents per day (“Mmcfed”), an increase of approximately 23.1 Mmcfed, or 59%, compared with the first quarter 2012. The increase was primarily due to the Barnett Shale assets acquired in April 2012, as well as additional legacy Marcellus Shale wells connected in southwestern Pennsylvania during the quarter.

•

During the second quarter 2012, ARP began initial drilling on locations in the oil & natural gas liquids (NGL) rich Mississippi Lime basin in northwestern Oklahoma. ARP is currently the operating partner in a 50/50 joint venture with Equal Energy, Ltd. (NYSE: EQU), in which the parties will develop locations in Alfalfa, Grant and Garfield Counties in Oklahoma.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 52% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the Atlas Resource second quarter 2012 earnings release for additional details on its financial results.

Atlas Pipeline Second Quarter 2012 Highlights

•

During the second quarter 2012, APL operated near or at nameplate capacity on all of its gathering and processing systems in the Mid Continent. APL processed approximately 681 Mmcf/d of natural gas in the second quarter 2012 amongst its WestOK, WestTX and Velma systems, almost 8% higher than the first quarter 2012 and 27% higher than the prior year comparable quarter’s volumes. APL again attained record high volumes of approximately 61,350 bbl per day of gross natural gas liquids generated from APL’s three processing systems in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 10.5% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income

(expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the Atlas Pipeline second quarter 2012 earnings release for additional details on its financial results.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $2.1 million for the second quarter 2012, a $4.1 million decrease from the prior year comparable quarter. In February 2011, ATLS completed its acquisition of the exploration and production operations from Chevron Corp, which assumed the majority of Atlas Energy’s expenses in the prior year second quarter. Please refer to the consolidating combined statements of operations provided in the financial tables of this release.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s second quarter 2012 results on Wednesday, August 8, 2012 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on August 8, 2012 by dialing 888-286-8010, passcode: 74016861.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 52% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 8,600 producing natural gas and oil wells, representing approximately 700 Bcfe of net proved reserves, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the midcontinent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates seven active gas processing plants as well as approximately 9,100 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Gas and oil production	$19,460	$17,723	$36,624	$35,349
Well construction and completion	12,241	10,954	55,960	28,679
Gathering and processing	256,542	345,734	561,762	625,952
Administration and oversight	1,315	1,375	4,146	2,736
Well services	5,252	4,855	10,258	10,141
Gain (loss) on mark-to-market derivatives(2)	67,847	6,837	55,812	(14,808)
Other, net	504	21,414	3,305	25,767

Total revenues	363,161	408,892	727,867	713,816

Costs and expenses:
Gas and oil production	4,447	4,042	8,952	7,963
Well construction and completion	10,606	9,284	48,301	24,305
Gathering and processing	213,673	293,471	465,597	530,455
Well services	2,414	1,674	4,844	4,034
General and administrative(1)	37,607	22,239	74,855	38,429
Depreciation, depletion and amortization	32,534	27,370	62,484	53,977

Total costs and expenses	301,281	358,080	665,033	659,163

Operating income	61,880	50,812	62,834	54,653

Gain (loss) on asset sales and disposal	(16)	(233)	(7,021)	255,714
Interest expense(1)	(10,294)	(6,567)	(19,385)	(24,645)
Loss on early extinguishment of debt	—	(19,574)	—	(19,574)

Income from continuing operations	51,570	24,438	36,428	266,148

Loss from discontinued operations	—	—	—	(81)

Net income	51,570	24,438	36,428	266,067

Income attributable to non-controlling interests	(59,191)	(7,925)	(62,556)	(219,303)

Net income (loss) after non-controlling interests	(7,621)	16,513	(26,128)	46,764
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	—	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(7,621)	$16,513	$(26,128)	$42,053

Net income (loss) attributable to common limited partners per unit – basic:
Income (loss) from continuing operations attributable to common limited partners	$(0.15)	$0.31	$(0.51)	$0.91
Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.15)	$0.31	$(0.51)	$0.91

Net income (loss) attributable to common limited partners per unit – diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.15)	$0.30	$(0.51)	$0.89
Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.15)	$0.30	$(0.51)	$0.89

Weighted average common limited partner units outstanding:
Basic	51,318	51,235	51,306	45,156

Diluted	51,318	52,965	51,306	46,143

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$(7,621)	$16,513	$(26,128)	$42,063
Loss from discontinued operations	—	—	—	(10)

Net income (loss) attributable to common limited partners	$(7,621)	$16,513	$(26,128)	$42,053

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the exploration and production business acquired from Chevron Corp (the “Transferred Business”) for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$32,697	$77,376
Accounts receivable	117,427	136,853
Current portion of derivative asset	53,470	15,447
Prepaid expenses and other	19,004	59,234

Total current assets	222,598	288,910

Property, plant and equipment, net	2,457,539	2,093,283
Intangible assets, net	113,111	104,777
Investment in joint venture	86,092	86,879
Goodwill, net	31,784	31,784
Long-term derivative asset	49,233	30,941
Other assets, net	53,638	48,197

	$3,013,995	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$3,908	$2,085
Accounts payable	64,437	93,554
Liabilities associated with drilling contracts	18,757	71,719
Accrued producer liabilities	56,494	88,096
Current portion of derivative payable to Drilling Partnerships	15,880	20,900
Accrued interest	2,186	1,629
Accrued well drilling and completion costs	34,936	17,585
Accrued liabilities	56,107	61,653

Total current liabilities	252,705	357,221

Long-term debt, less current portion	853,065	522,055
Long-term derivative payable to Drilling Partnerships	8,508	15,272
Asset retirement obligation and other	58,638	46,142

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	438,011	554,999
Accumulated other comprehensive income	22,247	29,376

	460,258	584,375
Non-controlling interests	1,380,821	1,159,706

Total partners’ capital	1,841,079	1,744,081

	$3,013,995	$2,684,771

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011(1)	2012	2011(1)
Net income (loss) attributable to common limited partners per unit - basic	$(0.15)	$0.31	$(0.51)	$0.91
Distributable cash flow per unit(2)(3)	$0.24	$0.46	$0.50	$0.60
Cash distributions paid per unit(4)	$0.25	$0.22	$0.50	$0.33

ATLAS RESOURCE:
Production volume:(5)(6)
Natural gas (Mcfd)	58,022	31,799	46,541	32,225
Oil (Bpd)	290	334	297	298
Natural gas liquids (Bpd)	463	472	443	469

Total (Mcfed)	62,541	36,633	50,981	36,825

Average sales prices:(6)
Natural gas (per Mcf) (7)	$3.49	$5.15	$3.81	$5.31
Oil (per Bbl)(8)	$98.31	$99.70	$99.89	$94.32
Natural gas liquids (per gallon)	$0.97	$1.23	$1.01	$1.14

Production costs:(6)(9)
Lease operating expenses per Mcfe(10)	$0.71	$1.05	$0.84	$1.01
Production taxes per Mcfe	0.11	0.09	0.11	0.10

Total production costs per Mcfe(10)	$0.82	$1.14	$0.95	$1.12

ATLAS PIPELINE:
Production volume:(6)
Gathered gas volume(Mcfd)	748,673	574,599	713,828	551,819
Processed gas volume (Mcfd)	681,036	538,207	656,875	513,171
Residue gas volume (Mcfd)	562,242	441,998	537,270	413,295
Processed NGL volume (Bpd)	61,354	53,718	61,079	52,435
Condensate volume (Bpd)	3,584	3,153	3,246	2,785

Average sales prices:(6)
Natural gas (per Mcf)	$2.01	$4.13	$2.26	$4.05
Condensate (per Bbl)	$87.00	$98.23	$91.95	$93.79
Natural gas liquids (per gallon)	$0.80	$1.25	$0.92	$1.18

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,318,000 and 51,235,000 for the three months ended June 30, 2012 and 2011, respectively, and 51,306,000 for the six months ended June 30, 2012. For the six months ended June 30, 2011, the weighted average common limited partner units outstanding utilized for the calculation is the weighted average common limited partner units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter. The six months ended June 30, 2011 includes a cash distribution payment of $0.11 per limited partner unit for the 1st quarter 2011, which reflected a prorated cash distribution for the period from February 17, 2011, the date of acquisition for the Transferred Business, to March 31, 2011.

(5)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(6)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(7)

ARP’s average sales price for natural gas before the effects of financial hedging was $2.03 per Mcf and $5.05 per Mcf for the three months ended June 30, 2012 and 2011, respectively, and $2.76 per Mcf and $4.64 per Mcf for the six months ended June 30, 2012 and 2011, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $2.87 per Mcf ($1.40 per Mcf before the effects of financial hedging) and $4.31 per Mcf ($4.20 per Mcf before the effects of financial hedging) for the three months ended June 30, 2012 and 2011, respectively, and $3.29 per Mcf ($2.24 per Mcf before the effects of financial hedging) and $4.49 per Mcf ($3.82 per Mcf before the effects of financial hedging) for the six months ended June 30, 2012 and 2011, respectively.

(8)

ARP’s average sales price for oil before the effects of financial hedging was $94.39 per barrel and $99.70 per barrel for the three months ended June 30, 2012 and 2011, respectively, and $97.60 per barrel and $92.25 per barrel for the six months ended June 30, 2012 and 2011, respectively.

(9)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.38 per Mcfe ($0.49 per Mcfe for total production costs) and $0.71 per Mcfe ($0.80 per Mcfe for total production costs) for the three months ended June 30, 2012 and 2011, respectively, and $0.56 per Mcfe ($0.67 per Mcfe for total production costs) and $0.70 per Mcfe ($0.80 per Mcfe for total production costs) for the six months ended June 30, 2012 and 2011, respectively.

(10)

The amount for the six months ended June 30, 2011 was adjusted to reflect current period classification resulting from the misclassification of lease operating production expenses and transportation production expenses.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011(1)	2012	2011(1)
Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$8,385	$—	$10,900	$—
Class A Units (2%)	263	—	327	—
Incentive Distribution Rights	—	—	—	—

Total Atlas Resource Cash Distributions Earned(2)	8,648	—	11,227	—

per limited partner unit	$0.40	$—	$0.52	$—

Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,222	2,712	6,444	5,014
General Partner 2% Interest	649	503	1,297	931
Incentive Distribution Rights	1,571	472	3,140	472

Total Atlas Pipeline Cash Distributions Earned(2)	5,442	3,687	10,881	6,417

per limited partner unit	$0.56	$0.47	$1.12	$0.87

Total Cash Distributions Earned	14,090	3,687	22,108	6,417

E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(3)	—	15,823	9,111	22,313
Cash general and administrative expenses(4)	(2,056)	(6,238)	(4,516)	(6,765)
Other, net	197	13,916	446	14,310

Adjusted EBITDA(5)	12,231	27,188	27,149	36,275
Cash interest expense(6)	(40)	(170)	(173)	(316)
Maintenance capital expenditures(3)	—	(3,567)	(1,231)	(5,233)

Distributable Cash Flow(5)	$12,191	$23,451	$25,745	$30,726

Distributions Paid(7)	$12,831	$11,276	$25,660	$16,911
per limited partner unit	$0.25	$0.22	$0.50	$0.33
Distribution coverage ratio	1.0x	2.1x	1.0x	1.8x

Reconciliation of non-GAAP measures to net income (loss)(5):
Distributable cash flow	$12,191	$23,451	$25,745	$30,726
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(1)	—	—	—	8,261
E&P Operations EBITDA prior to spinoff on March 5, 2012(3)	—	(15,823)	(9,111)	(22,313)
E&P Operations EBITDA of Transferred Business as of and prior to February 17, 2011(1)	—	—	—	(8,510)
Atlas Resource net loss attributable to ATLS common limited partners	(11,657)	7,775	(16,599)	15,240
Atlas Resource cash distributions earned by ATLS(2)	(8,648)	—	(11,227)	—
Atlas Pipeline net income attributable to ATLS common limited partners	10,611	896	12,450	31,090
Atlas Pipeline cash distributions earned by ATLS(2)	(5,442)	(3,687)	(10,881)	(6,417)
Non-recurring spinoff and acquisition costs	—	—	(8,370)	(2,087)
Amortization of deferred finance costs	(29)	(253)	(129)	(5,185)
Non-cash stock compensation expense	(4,568)	(4,111)	(9,299)	(4,612)
Maintenance capital expenditures(3)	—	3,567	1,231	5,233
Other non-cash adjustments	(79)	4,698	62	5,338
Income attributable to non-controlling interests	59,191	7,925	62,556	219,303

Net income	$51,570	$24,438	$36,428	$266,067

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012.
(4)

Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred, including amounts in connection with the acquisition of the Transferred Business.

(5)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, was utilized within ATLS’s financial covenants under its previously existing credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(6)	Excludes non-cash amortization of deferred financing costs.
(7)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2012
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$—	$144,000	$712,973	$856,973
Less: Cash	(7,297)	(25,143)	(257)	(32,697)

Total net debt /(cash)	(7,297)	118,857	712,716	824,276

Partners’ capital	460,258	563,382	1,258,551	1,841,079	(1)

Total capitalization	$452,961	$682,239	$1,971,267	$2,665,355

Ratio of net debt to capitalization	0.00x

(1)	Net of eliminated amounts.

	December 31, 2011
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$—	$—	$524,140	$524,140
Less: Cash	(22,500)	(54,708)	(168)	(77,376)

Total net debt /(cash)	(22,500)	(54,708)	523,972	446,764

Partners’ capital	584,375	457,175	1,236,228	1,744,081	(2)

Total capitalization	$561,875	$402,467	$1,760,200	$2,190,845

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2012

	Atlas	Atlas	Atlas		Consolidated
	Energy	Resource	Pipeline	Eliminations	Combined
Revenues:
Gas and oil production	$—	$19,460	$—	$—	$19,460
Well construction and completion	—	12,241	—	—	12,241
Gathering and processing	—	2,863	253,679	—	256,542
Administration and oversight	—	1,315	—	—	1,315
Well services	—	5,252	—	—	5,252
Gain on mark-to-market derivatives	—	—	67,847	—	67,847
Other, net	118	(4,086)	4,472	—	504

Total revenues	118	37,045	325,998	—	363,161

Costs and expenses:
Gas and oil production	—	4,447	—	—	4,447
Well construction and completion	—	10,606	—	—	10,606
Gathering and processing	—	3,953	209,720	—	213,673
Well services	—	2,414	—	—	2,414
General and administrative	6,624	20,538	10,445	—	37,607
Depreciation, depletion and amortization	—	10,822	21,712	—	32,534

Total costs and expenses	6,624	52,780	241,877	—	301,281

Operating income (loss)	(6,506)	(15,735)	84,121	—	61,880

Loss on asset sales and disposal	—	(16)	—	—	(16)
Interest expense	(69)	(956)	(9,269)	—	(10,294)

Income (loss) from continuing operations	(6,575)	(16,707)	74,852	—	51,570
Discontinued operations	—	—	—	—	—

Net income (loss)	(6,575)	(16,707)	74,852	—	51,570
Income attributable to non-controlling interests	—	—	(1,061)	(58,130)	(59,191)

Net income (loss) attributable to common limited partners	$(6,575)	$(16,707)	$73,791	$(58,130)	$(7,621)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2011

	Atlas	Atlas	Atlas		Consolidated
	Energy	Resource(1)	Pipeline	Eliminations	Combined(1)
Revenues:
Gas and oil production	$—	$17,723	$—	$—	$17,723
Well construction and completion	—	10,954	—	—	10,954
Gathering and processing	—	5,118	340,616	—	345,734
Administration and oversight	—	1,375	—	—	1,375
Well services	—	4,855	—	—	4,855
Gain on mark-to-market derivatives	—	—	6,837	—	6,837
Other, net	18,658	(12)	2,768	—	21,414

Total revenues	18,658	40,013	350,221	—	408,892

Costs and expenses:
Gas and oil production	—	4,042	—	—	4,042
Well construction and completion	—	9,284	—	—	9,284
Gathering and processing	—	5,763	287,708	—	293,471
Well services	—	1,674	—	—	1,674
General and administrative	10,393	3,276	8,570	—	22,239
Depreciation, depletion and amortization	—	8,247	19,123	—	27,370

Total costs and expenses	10,393	32,286	315,401	—	358,080

Operating income	8,265	7,727	34,820	—	50,812

Gain (loss) on asset sales and disposal	—	48	(281)	—	(233)
Interest expense	(423)	—	(6,144)	—	(6,567)
Loss on early extinguishment of debt	—	—	(19,574)	—	(19,574)

Income from continuing operations	7,842	7,775	8,821	—	24,438
Discontinued operations	—	—	—	—	—

Net income	7,842	7,775	8,821	—	24,438
Income attributable to non-controlling interests	—	—	(1,545)	(6,380)	(7,925)

Net income (loss) after non-controlling interests	7,842	7,775	7,276	(6,380)	16,513
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	—	—	—	—

Net income attributable to common limited partners	$7,842	$7,775	$7,276	$(6,380)	$16,513

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2012

	Atlas	Atlas	Atlas		Consolidated
	Energy	Resource	Pipeline	Eliminations	Combined
Revenues:
Gas and oil production	$—	$36,624	$—	$—	$36,624
Well construction and completion	—	55,960	—	—	55,960
Gathering and processing	—	6,177	555,585	—	561,762
Administration and oversight	—	4,146	—	—	4,146
Well services	—	10,258	—	—	10,258
Gain on mark-to-market derivatives	—	—	55,812	—	55,812
Other, net	508	(5,019)	7,816	—	3,305

Total revenues	508	108,146	619,213	—	727,867

Costs and expenses:
Gas and oil production	—	8,952	—	—	8,952
Well construction and completion	—	48,301	—	—	48,301
Gathering and processing	—	8,627	456,970	—	465,597
Well services	—	4,844	—	—	4,844
General and administrative	22,185	32,280	20,390	—	74,855
Depreciation, depletion and amortization	—	19,930	42,554	—	62,484

Total costs and expenses	22,185	122,934	519,914	—	665,033

Operating income (loss)	(21,677)	(14,788)	99,299	—	62,834

Loss on asset sales and disposal	—	(7,021)	—	—	(7,021)
Interest expense	(302)	(1,106)	(17,977)	—	(19,385)

Income (loss) from continuing operations	(21,979)	(22,915)	81,322	—	36,428
Discontinued operations	—	—	—	—	—

Net income (loss)	(21,979)	(22,915)	81,322	—	36,428
Income attributable to non-controlling interests	—	—	(2,597)	(59,959)	(62,556)

Net income (loss) attributable to common limited partners	$(21,979)	$(22,915)	$78,725	$(59,959)	$(26,128)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2011

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$—	$35,349	$—	$—	$35,349
Well construction and completion	—	28,679	—	—	28,679
Gathering and processing	—	9,617	616,335	—	625,952
Administration and oversight	—	2,736	—	—	2,736
Well services	—	10,141	—	—	10,141
Loss on mark-to-market derivatives	—	—	(14,808)	—	(14,808)
Other, net	19,814	(65)	6,018	—	25,767

Total revenues	19,814	86,457	607,545	—	713,816

Costs and expenses:
Gas and oil production	—	7,963	—	—	7,963
Well construction and completion	—	24,305	—	—	24,305
Gathering and processing	—	11,497	518,958	—	530,455
Well services	—	4,034	—	—	4,034
General and administrative	13,324	7,518	17,587	—	38,429
Depreciation, depletion and amortization	—	15,948	38,029	—	53,977

Total costs and expenses	13,324	71,265	574,574	—	659,163

Operating income	6,490	15,192	32,971	—	54,653

Gain on asset sales and disposal	—	48	255,666	—	255,714
Interest expense	(6,056)	—	(18,589)	—	(24,645)
Loss on early extinguishment of debt	—	—	(19,574)	—	(19,574)

Income from continuing operations	434	15,240	250,474	—	266,148
Discontinued operations	—	—	(81)	—	(81)

Net income	434	15,240	250,393	—	266,067
Income attributable to non-controlling interests	—	—	(2,732)	(216,571)	(219,303)

Net income after non-controlling interests	434	15,240	247,661	(216,571)	46,764
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	(4,711)	—	—	(4,711)

Net income attributable to common limited partners	$434	$10,529	$247,661	$(216,571)	$42,053

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$7,297	$25,143	$257	$—	$32,697
Accounts receivable	86	22,790	94,551	—	117,427
Receivable from (advances from) affiliates	2,870	(723)	(2,147)	—	—
Current portion of derivative asset	—	16,127	37,343	—	53,470
Prepaid expenses and other	249	7,173	11,582	—	19,004

Total current assets	10,502	70,510	141,586	—	222,598
				—
Property, plant and equipment, net	—	752,505	1,705,034	—	2,457,539
Goodwill and intangible assets, net	—	33,193	111,702	—	144,895
Long-term derivative asset	—	19,554	29,679	—	49,233
Investment in joint venture	—	—	86,092	—	86,092
Investment in subsidiaries	441,112	—	—	(441,112)	—
Other assets, net	21,386	8,090	24,162	—	53,638

	$473,000	$883,852	$2,098,255	$(441,112)	$3,013,995

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$3,908	$—	$3,908
Accounts payable	364	26,006	38,067	—	64,437
Liabilities associated with drilling contracts	—	18,757	—	—	18,757
Accrued producer liabilities	—	—	56,494	—	56,494
Current portion of derivative payable to Partnerships	—	15,880	—	—	15,880
Accrued interest	—	187	1,999	—	2,186
Accrued well drilling and completion costs	—	34,936	—	—	34,936
Accrued liabilities	11,043	21,022	24,042	—	56,107

Total current liabilities	11,407	116,788	124,510	—	252,705

Long-term debt, less current portion	—	144,000	709,065	—	853,065
Long-term derivative payable to Partnerships	—	8,508	—	—	8,508
Asset retirement obligation and other	1,335	51,174	6,129	—	58,638

Partners’ Capital:
Common limited partners’ interests	438,011	529,137	1,286,372	(1,815,509)	438,011
Accumulated other comprehensive income (loss)	22,247	34,245	(2,136)	(32,109)	22,247

	460,258	563,382	1,284,236	(1,847,618)	460,258
Non-controlling interests	—	—	(25,685)	1,406,506	1,380,821

Total partners’ capital	460,258	563,382	1,258,551	(441,112)	1,841,079

	$473,000	$883,852	$2,098,255	$(441,112)	$3,013,995

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2011

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$22,500	$54,708	$168	$—	$77,376
Accounts receivable	869	20,572	115,412	—	136,853
Receivable from (advances from) affiliates	3,928	(1,253)	(2,675)	—	—
Current portion of derivative asset	—	13,802	1,645	—	15,447
Prepaid expenses and other	1,462	42,131	15,641	—	59,234

Total current assets	28,759	129,960	130,191	—	288,910

Property, plant and equipment, net	4,571	520,883	1,567,829	—	2,093,283
Goodwill and intangible assets, net	—	33,285	103,276	—	136,561
Long-term derivative asset	—	16,127	14,814	—	30,941
Investment in joint venture	—	—	86,879	—	86,879
Investment in subsidiaries	533,697	—	—	(533,697)	—
Other assets, net	22,190	858	25,149	—	48,197

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$2,085	$—	$2,085
Accounts payable	2,179	36,731	54,644	—	93,554
Liabilities associated with drilling contracts	—	71,719	—	—	71,719
Accrued producer liabilities	—	—	88,096	—	88,096
Current portion of derivative payable to Partnerships	—	20,900	—	—	20,900
Accrued interest	5	—	1,624	—	1,629
Accrued well drilling and completion costs	—	17,585	—	—	17,585
Accrued liabilities	2,418	35,952	23,283	—	61,653

Total current liabilities	4,602	182,887	169,732	—	357,221

Long-term debt, less current portion	—	—	522,055	—	522,055
Long-term derivative payable to Partnerships	—	15,272	—	—	15,272
Asset retirement obligation and other	240	45,779	123	—	46,142

Partners’ Capital:
Common limited partners’ interests	554,999	427,246	1,269,019	(1,696,265)	554,999
Accumulated other comprehensive income (loss)	29,376	29,929	(4,390)	(25,539)	29,376

	584,375	457,175	1,264,629	(1,721,804)	584,375
Non-controlling interests	—	—	(28,401)	1,188,107	1,159,706

Total partners’ capital	584,375	457,175	1,236,228	(533,697)	1,744,081

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of June 30, 2012:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	63.7%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		65.7%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	10.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		12.5%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%